                                                                    Exhibit 10.1

                  Option Agreement dated as of 1st day of July, 1987, by and among State-O-Maine, Inc., a Delaware corporation ("SOM"), Nautica Apparel, Inc., a Delaware corporation (the "Company" or "Nautica") and David Chu, an individual residing at 16 West 16th Street, New York, New York 10011 ("David").

                  WHEREAS, SOM is the parent corporation of Nautica;

                  WHEREAS, David is employed by Nautica;

                  WHEREAS, SOM and Nautica desires to continue to employ David to manage Nautica;

                  WHEREAS, SOM and Nautica desire to provide David with incentives to insure the continued growth and well being of Nautica:

                  NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the parties hereto hereby agree as follows:

                  1. Grant of Options. SOM hereby grants to David an option (the "Option") to purchase up to an aggregate of 178,731 shares (the "Shares") of the common stock of SOM, $0.10 par value ("Common Stock"), at the purchase price of $11.00 per share, exercisable in cumulative installments at any time after the date hereof and prior to the Option Termination Date (as hereinafter defined) as follows:

                  (i) 44,683 shares at any time after the date hereof and prior to the Option Termination Date but only in the event that the Company's performance for the fiscal year ended February 28, 1988, equal or exceed the "Profitability Milestone" as hereinafter defined;

                  (ii) an additional 44,683 shares at any time after the end of the fiscal year commencing March 1, 1988, and prior to the Option Termination Date, but only in the event that the Company's performance for such fiscal year equal or exceed the Profitability Milestone;

                  (iii) an additional 44,683 shares at any time after the end of the fiscal year commencing March 1, 1989, and prior to the Option Termination Date, but only in the event that the Company's performance for such fiscal year equals or exceeds the Profitability Milestone.

                  (iv) an additional 44,683 shares at any time after the end of the fiscal year commencing March 1, 1990, and prior to the Option Termination Date, but only in the event that the Company's performance for such fiscal year equal or exceed the Profitability Milestone; and

                  (v) 44,683 shares (plus any shares not acquired pursuant to clause (i), clause (ii), clause (iii) and clause (iv) above) at any time prior to the Option Termination Date for each fiscal year commencing March 1, 1991, in which the Company's performance for such fiscal year equals or exceeds the Profitability Milestone.

                  2. Profitability Milestone. As used in this Agreement, the Company's performance shall equal or exceed the "Profitability Milestone" if either (i) Nautica's pretax profits equal or exceed 10% or (ii) SOM's return on cash equity investment in Nautica equal or exceed 25%, in each case, as determined by Nautica's independent auditors in accordance with generally accepted accounting principles consistently applied. David shall be entitled, at SOM's expense, to engage auditors of his choice to verify the determination of the independent auditors selected by Nautica. Notwithstanding anything to the contrary contained in this Agreement, however, should Nautica's performance for any fiscal year not equal or exceed the Profitability Milestone for such year but Nautica's cumulative performance averaged over all prior fiscal years would equal or exceed the Profitability Milestone for each such year, then Nautica's performance for such fiscal year will be deemed to have equaled or exceeded the Profitability Milestone for each such year and David will be

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entitled to exercise the Options in respect of such years.

                  3. Adjustments for Splits, etc. If SOM shall, at any time or from time to time after the date hereof, (i) pay a dividend in Common Stock or
(ii)subdivide its outstanding shares of Common Stock into a greater or lesser number of shares, then the number of shares of Common Stock subject to purchase pursuant to the Options granted hereunder, and the exercise price per share, shall be proportionately increased or decreased, as the case may be, so that the ratio of the total number of shares owned by David, assuming that any option provided for in this Agreement is fully exercised, would remain the same as the ratio on the date hereof for an aggregate exercise price equal to that as provided herein.

As used herein, Common Stock shall include any class of stock into which the Common Stock is converted.

                  4. Option Termination Date. As used herein, the Option Termination Date shall mean 60 days after the earlier of (i) ten years from the date hereof or (ii) the date of a final judicial determination that David have been properly terminated for "cause."

                  5. Exercise of Option. The Option, or any part thereof, shall be exercised by the giving of written notice of exercise to the President of SOM specifying the number of whole shares to be purchased and accompanied by payment of the aggregate price of the number of shares purchased in exercising the Option together with a copy of this Agreement and such investment declarations as may be required, from time to time, by SOM; such exercise shall be effective upon receipt by the President of SOM of such written notice, payment, copy of the Agreement and investment declaration. As used in this Section 5, the term "payment" shall mean payment in cash, by check or by promissory note.

                  6. Automatic Exercise. Notwithstanding anything to the contrary contained in this Agreement, David shall be entitled to exercise the Option to acquire the full number of the Shares at any time after a breach by the Company or SOM of any obligation of the Company, SOM or of Harvey Sanders to David contained in this Agreement or in any other agreement, instrument or document delivered to David as of the date hereof.

                  7. No Reorganization. The Company and SOM jointly and severally agree that neither the Company nor SOM will take any action, without David's prior written consent, to reorganize the Company in any manner which would materially alter David's ability to achieve the Profitability Milestone.

                  8. Changes in Stock. Without loss of generality to the prohibition contained in Section 7 above, in the event that, prior to the issuance by SOM of all shares of the stock in respect of which the Option is granted, SOM shall take any action involving recapitalization, or a reorganization, including a merger or consolidation, in which SOM is the surviving corporation (other than a merger in which the stock of SOM is exchanged for stock of another corporation), that results in the reclassification of, or the increase, decrease or change in or in the number of, the outstanding shares of the Common Stock of SOM or the issuance of Common Stock otherwise than for cash or property, then an appropriate adjustment shall be made in the number of shares then subject to this Agreement and the price thereof so that during the remainder of the life of this Agreement David shall have an option to purchase under similar terms and conditions such new stock or other securities, if any, as shall be the equivalent of the stock, as presently constituted, still covered by the Option and not theretofore taken up and paid for by David. Subject to any required action by the stockholders, if SOM is involved in a merger or consolidation in which it is not the surviving corporation, or any other merger in which the Common Stock of SOM is exchanged for stock or another corporation, or in the event of a complete liquidation of SOM, the Board of Directors of SOM (the "Board") shall at least 20 days prior to the effective date of any such merger, consolidation or liquidation, either (i) make all outstanding options immediately exercisable or (ii) arrange to have the surviving corporation grant to David replacement options on fair and reasonable terms acceptable to David.

                  9. Equitable Performance. In the event of a breach or threatened breach by SOM or the Company of any of its obligations hereunder, SOM and the Company individually and jointly acknowledge

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that David will have no adequate remedies at law and that David will be irreparable damaged in the event that the provisions of this Agreement are not specifically enforced. Accordingly, SOM and the Company jointly and severally agree that (a) an action for specific performance of its obligations created by this Agreement is a proper remedy for such breach or threatened breach and (b) SOM and the Company will not assert as a defense or otherwise in any such action an allegation or claim that would contravene the agreement of the parties set forth in this Section 9. Such equitable remedy shall, however, be cumulative and not exclusive and shall be in addition to any other remedies available to David for a breach or threatened breach of this Agreement, including the recovery of damages.

                  10. Governing Law, Entire Agreement, Amendments, etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, supersedes all prior agreements and understandings among the parties hereto, and contain the entire agreement among the parties with respect to the matters covered hereby. The provisions of this Agreement may not be modified, terminated or amended except in a writing signed by the parties hereto.

                  11. Binding Nature. This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The Company and SOM hereby jointly and severally agree to execute any further instruments and shall perform any acts which are or may become necessary to effectuate the terms of this Agreement. SOM hereby unconditionally guarantees the prompt and punctual payment to David of all of the monetary obligations of Nautica contained in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto set their hand and seal as of the date first above written.

                                            STATE-O-MAINE, INC.


                                            By:  /s/ Harvey Sanders
                                                 -------------------------

                                            NAUTICA APPAREL, INC.


                                            By:  /s/ Harvey Sanders
                                                 -------------------------

                                                 /s/ David Chu
                                                 -------------------------
                                                 David Chu

                              STATE-O-MAINE, INC.
                              10 West 33rd Street
                              New York, NY 10001


Nautica Apparel, Inc.
40 West 57th Street
New York, NY 10019

Attention:  Mr. David Chu, President

Nautica International, Inc.
40 West 57th Street
New York, NY 10019

Attention:  Mr. David Chu, President

Mr. David Chu
340 West 57th Street
New York, NY 10019


Dear Sirs:

     Reference is made to the agreements listed on Schedule A annexed hereto (such agreements, as they may from time to time be amended, collectively, the "Relevant Agreements").

     As you know, effective March 1, 1990, all of the business of Nautica Apparel, Inc. ("NAI"), except for activities in the maintenance and management of the intellectual properties of NAI and the collection and disbursement of income therefrom, were transferred to Nautica International, Inc. ("NII"), a newly created entity, which is the operating company for the business that was conducted by NAI prior to March 1, 1990 (the "Nautica Business"). This restructuring was planned to achieve certain tax advantages with minimal impact on the Nautica Business. NAI and NII together function collectively in the same manner as NAI functioned before the restructuring, that is, NAI and NII constitute the Nautica Business.

     In order to accurately reflect the restructuring, each of the signatories hereto hereby agree that each of the Relevant Agreements shall be amended so that all references to "Nautica Apparel, Inc.", "Nautica" or the "Company" in each of the Relevant Agreement shall, effective as of March 1, 1990, mean NAI and NII as a single consolidated entity notwithstanding the restructuring.


     Without loss of generality to the foregoing, and by way of illustration only, references to pre-tax profits in the definitions of "Profitability Milestone" in the Reorganization Agreement (as defined in Schedule A) and in the Option Agreement (as defined in Schedule A) shall mean the consolidated pre-tax profits of NAI and NII as a single consolidated entity. Moreover, without any loss of generality, the definition of "Company" or "Nautica" in the Employment Agreement (as defined in Schedule A) shall mean both NAI and NII, individually and severally, and David Chu shall be employed as the President of both NAI and NII.

     In furtherance of the intent and purposes of the foregoing, each of the signatories hereto hereby further agree to take all such further action, and execute and deliver all such other documents, instruments or agreements as any of the signatories hereto may request to implement the intent and purposes of this letter agreement and of the aforedescribed restructuring.

     Please evidence your agreement to the foregoing by signing below.

                                       Sincerely yours,


                                       STATE-O-MAINE, INC.


                                       By /s/
                                          ----------------------------------

Agreed to and Accepted
as of March 1, 1990:


NAUTICA INTERNATIONAL, INC.


By /s/
   -----------------------------



STATE-O-MAINE, INC.


By /s/
   -----------------------------



NAUTICA APPAREL, INC.


By /s/
   -----------------------------

   /s/
   -----------------------------
   Harvey Sanders

   /s/
   -----------------------------
   David Chu

                  AMENDMENT NO. 2 dated as of November 26, 1990, to Option Agreement dated as of July 1, 1987 (the "1987 Agreement"), by and among State-O-Maine, Inc., a Delaware corporation ("SOM"), Nautica Apparel, Inc., a Delaware corporation ("NAI"), and David Chu ("David") (the 1987 Agreement, as amended by the First Amendment (defined below and by this Amendment No. 2, collectively, the "Agreement").

                  Capitalized terms used in this Amendment No. 2, unless otherwise defined or unless the context otherwise requires, shall have the meaning assigned to them in the 1987 Agreement.

                  WHEREAS, effective March 1, 1990, all of the business of NAI, except for activities in the maintenance and management of the intellectual properties of NAI and the collection and disbursement of income therefrom, were transferred to Nautica International, Inc. ("NII"), a newly created Delaware corporation which is the operating company for the business conducted by NAI prior to March 1, 1990 (NAI and NII individually and collectively hereinafter "Nautica" or the "Company");

                  WHEREAS, by letter agreement dated as of March 1, 1990, the 1987 Agreement, among other agreements, was amended so that all references to NAI shall mean NAI and NII as a single consolidated entity (such letter agreement, the "First Amendment");

                  WHEREAS, under the 1987 Agreement, David has been granted the Option to purchase up to an aggregate of 178,731 shares of Common Stock, at the purchase price of $11.00 per share, subject to adjustments both in the number of shares covered by the Option as well as the purchase price per share in the event of a stock split or stock dividend payable in Common Stock;

                  WHEREAS, on August 6, 1987, SOM effected a five-for-four stock split in the form of a Common Stock dividend of 25%;

                  WHEREAS, on February 23, 1989, SOM effected a six-for-five stock split in the form of a Common Stock dividend of 20%;

                  WHEREAS, on December 14, 1989, SOM effected a five-for-four stock split in the form of a Common Stock dividend of 25%;

                  WHEREAS, the Option, as so adjusted, would entitle David to purchase up to an aggregate of 335,121 shares of Common Stock at the purchase price of $5.87 per share;

                  WHEREAS, the closing bid price for a share of Common Stock, as quoted by the National Market System of the National Association of Securities Dealers Automated Quotation System on November 23, 1990, was $4.50;

                  WHEREAS, SOM and Nautica continue to desire to provide David with incentive to manage Nautica for the benefit of SOM and its shareholders;

                  NOW, THEREFORE, the parties hereto, for good and valuable consideration, hereby agree as follows:

                  1. Section 4 of the 1987 Agreement is hereby amended by deleting the words "ten years" contained therein and substituting in place therefor the words "twenty years."

                  2. Except as amended hereby, all terms of the Agreement are hereby ratified, approved and confirmed in all respects.

                  3. This Amendment No. 2 is subject to and conditioned upon approval of the Board of Directors of SOM. In the event that the Board of Directors of SOM disapproves of this Amendment No.

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2, this Amendment No. 2 shall be null and void.

                  4. This Amendment No. 2 may be signed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.

                                       STATE-O-MAINE, INC.


                                       By:      /s/ Harvey Sanders
                                                -----------------------------
                                                Harvey Sanders, President


                                       NAUTICA INTERNATIONAL, INC.


                                       By:      /s/ David Chu
                                                -----------------------------
                                                David Chu, President


                                       NAUTICA APPAREL, INC.


                                       By:      /s/ David Chu
                                                -----------------------------
                                                David Chu, President


                                                /s/ David Chu
                                                -----------------------------
                                                David Chu


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                                                              May 8, 1991



Mr. David Chu, President
Nautica International, Inc.
40 West 57th Street
New York, New York  10019

Dear David:

                  Reference is made to Amendment No. 2 dated as of November 26, 1990 to your Option Agreement dated as of July 1, 1987 by and among State-O-Maine, Inc., Nautica Apparel, Inc. and yourself.

                  We are pleased to report that the Board of Directors approved Amendment No. 2 on February 26, 1991 subject to clarification of paragraph 1 of said Amendment, and confirmed such approval on May 7, 1991. Accordingly, paragraph 1 of Amendment No. 2 is hereby clarified by inserting in its place the following:

                          "1. Section 4 of the 1987 Agreement is hereby deleted in its entirety and the following paragraph inserted in lieu thereof:

                           4. Option Termination Date. As used herein, the Option Termination Date shall mean 60 days after the earlier of (i) July 1, 1997 or (ii) the date of a final judicial determination that David has been properly terminated for "cause." Notwithstanding the above, in the event David is employed by the Company on July 1, 1997, the Option Termination Date shall mean 60 days after the earlier of (A) July 1, 2007 or (B) ten months following the date that David ceases to be employed by the Company for any reason whatsoever."



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                  Except as otherwise specifically amended herein, all of the terms and provisions of the Option Agreement, as amended, shall remain in full force and effect.

                  Kindly countersign three copies of this letter, retain one for your file and return two copies to the undersigned.

                  Many thanks.

                                            Sincerely,

                                            STATE-O-MAINE, INC.


                                            By:  /s/ Harvey Sanders
                                                 -----------------------------
                                                    Harvey Sanders, President


Agreed to and Accepted:

NAUTICA INTERNATIONAL, INC.


By:  /s/ David Chu
     -----------------------
        David Chu


NAUTICA APPAREL, INC.


By:  /s/ David Chu
     -----------------------
        David Chu



        /s/ David Chu
     -----------------------
        David Chu


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